EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Municipal Income Fund
Name of Underwriter From Who Purchased:
Salomon Smith Barney
Names of Underwriting syndicate members:
Salomon Smith Barney
Name of Issuer:
District of Columbia Tobacco Settlement Financial Corp. Tobacco Settlement
 Asset-Backed Bonds
Title of Security:
District of Columbia Tobacco Settlement Financial Corp. Tobacco Settlement Asset-Backed Bonds

Date of First Offering:
3-14-01

Dollar Amount Purchased:
977,470

Number of Shares Purchased:
1,000,000

Price Per Unit:
97.747


EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Municipal Income Fund
Name of Underwriter From Who Purchased:
SalomonSmith Barney
Names of Underwriting syndicate members:
Salomon Smith Barney
Name of Issuer:
District of Columbia Tobacco Settlement Financial Corp. Tobacco Settlement Asset-Backed Bonds
Title of Security:
District of Columbia Tobacco Settlement Financial Corp. Tobacco Settlement
 Asset-Backed Bonds

Date of First Offering:
3-14-01

Dollar Amount Purchased:
984,860

Number of Shares Purchased:
1,000,000

Price Per Unit:
98,486
Resolution Approved by the Board of Trustees:
RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended April 30, 2001, for the fixed income Funds, May 31, 2001 for the equity Funds, and June 30, 2001 for the money market and specialty Funds, on behalf of the Goldman Sachs Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended June 30, 2001, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.